As filed with the Securities and Exchange Commission on July 21, 2000
                                                    Registration No.333-36458-1
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       on

                                    FORM S-8

                                       to

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                          THE SECURITIES ACT OF 1933*

                           -------------------------

                                   AT&T Corp.

             (Exact name of registrant as specified in its charter)

                    New York                           13-4924710
(State or other jurisdiction of incorporation or
                  organization)             (IRS Employer Identification No.)

                           -------------------------

32 Avenue of the Americas, New York, New York          10013-2412
  (Address of Principal Executive Offices)             (Zip Code)

                 The Todd-AO Corporation 1986 Stock Option Plan The Todd-AO Corporation 1994 Stock Option Plan The Todd-AO Corporation 1995 Stock Option Plan The Todd-AO Corporation 1997 Stock Option Plan
                           (Full title of the plans)

                           -------------------------

                            Marilyn J. Wasser, Esq.
                        Vice President-Law and Secretary
                                   AT&T Corp.
                             295 North Maple Avenue
                         Basking Ridge, New Jersey 07920
                    (Name and address of agent for service)
                                 (908) 221-2000
                   (Telephone number, including area code, of
                               agent for service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE



                                                                 Proposed maximum      Proposed maximum
                                                 Amount to be   offering price per    aggregate offering       Amount of
     Title of securities to be registered        registered 1          share                price           registration fee

Class A Liberty Media Group Stock, par value       424,696              N/A                  N/A                  (2)
$1.00 per share
                                                    shares


* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the equitable adjustment provisions of the plans listed above.

(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement on Form S-4 of AT&T Corp. (File No. 333-36458) on May 5, 2000 (the "S-4").
     ===========================================================================

                                     PART I.
                             INTRODUCTORY STATEMENT

         AT&T Corp. ("AT&T") hereby amends the S-4 by filing this Post Effective Amendment No. 1 on Form S-8 to the S-4 relating to a maximum of 424,696 shares of Class A Liberty Media Group common stock, par value $1.00 per share, of AT&T ("Class A Liberty Stock") issuable by AT&T upon the exercise of (i) options issued pursuant to The Todd-AO Corporation 1986 Stock Option Plan, (ii) options issued pursuant to The Todd-AO Corporation 1994 Stock Option Plan, (iii) options issued pursuant to The Todd-AO Corporation 1995 Stock Option Plan and (iv) options issued pursuant to The Todd-AO Corporation 1997 Stock Option Plan (collectively, the "Todd Stock Options").

         On June 9, 2000, The Todd-AO Corporation, a Delaware corporation ("Todd") reclassified (the "Reclassification") each share of its Class A Common Stock ("Old Todd Class A Common Stock") and each share of its Class B Common
Stock ("Old Todd Class B Common Stock") into (i) 0.4 of a share of New Todd Class A Common Stock ("New Todd Class A Common Stock" or "Liberty Livewire Class A Common Stock") and (ii) 0.6 of a share of New Todd Class B Common Stock ("New Todd Class B Common Stock"). The Reclassification was consummated pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 10, 1999, as amended, among AT&T, B-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Sub"), Liberty Media Corporation ("Liberty") and Todd.

         On June 9, 2000, after the consummation of the Reclassification, Merger Sub merged (the "Merger") with and into Todd, pursuant to the Merger Agreement; and Todd, as the surviving corporation in the Merger, changed its name to "Liberty Livewire Corporation". When the Merger was consummated (the "Effective Time"), among other things, each share of the New Todd Class B Common Stock was converted into the right to receive 0.83333 of a share of Class A Liberty Stock, after taking into account a 2-for-1 stock split (the "Stock Split") effected on the Class A Liberty Stock on June 9, 2000. Pursuant to the Merger Agreement, each Todd Stock Option was converted into a stock option (a "Rollover Option") exercisable for (i) that number of shares of Class A Liberty Stock, on a basis determined by multiplying the number of shares of Old Todd Class A Common Stock subject to such Todd Stock Option immediately prior to the Reclassification by 0.50, after taking into account the Stock Split (the "Option Rollover Ratio"), rounded to the nearest whole number and (ii) that number of shares of Liberty Livewire Class A Common Stock equal to the number of shares of Old Todd Class A Common Stock subject to such Todd Stock Option immediately prior to the Reclassification times 0.4, at an exercise price per share equal to the exercise price under such Todd Stock Option as in effect immediately prior to the Effective Time.

         The designation of this Post-Effective Amendment as Registration No. 333-36458-1 denotes that this Post-Effective Amendment relates only to a maximum of 424,696 shares of Class A Liberty Stock issuable upon exercise of the Rollover Options and that this is the first Post-Effective Amendment to the S-4.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. INCORPORATION OF DOCUMENTS BY REFERENCE.



     The following documents previously filed by AT&T (Commission File No. 1-1105) and Todd (Commission File No. 0-1461) with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") are incorporated herein by reference:

     (a) AT&T's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) AT&T's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     (c) AT&T's Current Reports on Form 8-K filed January 6, 2000, January 14, 2000, March 13, 2000, March 17, 2000, March 27, 2000, March 27, 2000,
April 4, 2000, April 24, 2000, May 5, 2000 and June 15, 2000;

     (d) the description of the Class A Liberty Stock contained in AT&T's Registration Statement on Form 8-A dated March 3, 1999;

     (e) Todd's Form S-8 (No.333-34804) filed with the Commission on April 14, 2000;

     (f) Todd's Schedule 14A filed with the Commission on July 19, 1994; and

     (g) Liberty Livewire Corporation's Quarterly Report on Form 10-Q for the quarter ended May 31, 2000.

         All documents subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 2. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 3. INTERESTS OF NAMED EXPERTS AND COUNSEL.


         The legality of Class A Liberty Stock registered by the S-4 was passed upon for AT&T by Robert S. Feit, Esq., General Attorney and Assistant Secretary of AT&T. As of June 29, 2000, Mr. Feit owned 5,035 shares of AT&T common stock and held options to purchase an additional 33,750 shares of AT&T common stock.

ITEM 4. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Previously filed.  (See Item 20 of the S-4).

ITEM 5. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 6. EXHIBITS.

         See Exhibit Index.

ITEM 7. UNDERTAKINGS.

         A.   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of July, 2000.

                                                     AT&T CORP.


                                                     By: /s/ MARILYN J. WASSER
                                                         ---------------------
                                                         Marilyn J. Wasser
                                                         Vice President--Law and
                                                         Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                                    CAPACITY
        ---------                                    --------
PRINCIPAL EXECUTIVE OFFICER:
---------------------------
C. Michael Armstrong*                    Chairman and Chief Executive Officer

PRINCIPAL FINANCIAL OFFICER:
Charles Noski*                           Senior Executive Vice President and
                                         Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:
----------------------------
Nicholas S. Cyprus*                      Vice President and Controller

DIRECTORS:
---------
C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M.C. Fisher*
Donald V. Fites*
Amos B. Hostetter, Jr.*
Ralph S. Larsen*
John C. Malone*
Donald F. McHenry*
Michael I. Sovern*
Sanford I. Weill*
Thomas H. Wyman*
John D. Zeglis*


*By: /s/ MARILYN J. WASSER
     ---------------------
     Marilyn J. Wasser
     (Attorney-in-Fact)
     July 21, 2000

                                  EXHIBIT INDEX

EXHIBIT NO.  DOCUMENT DESCRIPTION                                     PAGE NO.
----------   --------------------                                     -------
5.01         Opinion of Robert S. Feit, General Attorney and
             Assistant Secretary of the Registrant, as to the legality of the securities being registered.*

8.01 Opinion from Baker Botts L.L.P. to AT&T Corp. as to certain U.S. federal income tax matters.

8.02         Opinion from Baker Botts L.L.P. to Liberty Media
             Corporation as to certain U.S. federal income tax matters.

8.03         Opinion from Baker Botts L.L.P. to The Todd-AO
             Corporation as to certain U.S. federal income tax matters.

23.01        Consent of Robert S. Feit (included in Exhibit 5.01).*

23.02        Consent of PricewaterhouseCoopers LLP.

23.03        Consent of KPMG LLP.

23.04        Consent of Arthur Andersen LLP.

23.05        Consent of Pricewaterhouse Coopers LLP.

23.06        Consent of Arthur Andersen LLP

23.07        Consent of Deloitte & Touche LLP

24.01        Powers of attorney.*

99.01        Restated 1986 Stock Option Plan.

99.02        Restated 1994 Stock Option Plan.

99.03        Restated 1995 Stock Option Plan

99.04        Restated 1997 Stock Option Plan

* Previously filed as Exhibits to the S-4